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                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


We consent to the incorporation by reference in (i) Registration Statement No. 33-73900 of Roberds, Inc. on Form S-8, (ii) Registration Statement No. 33-81086 of Roberds, Inc. on Form S-8, (iii) Registration Statement No. 33-79182 of Roberds, Inc. on Form S-8, (iv) Registration Statement No. 33-97262, of Roberds, Inc. on Form S-8, (v) Registration Statement No. 333-19903 of Roberds, Inc. on Form S-8, (vi) Registration Statement No. 333-43977 of Roberds, Inc. on Form S-8, and (vii) Registration Statement No. 333-37829 of Roberds, Inc. on Form S-8 of our report dated February 16, 1999 (March 10, 1999 as to Note D) appearing in this Annual Report on Form 10-K of Roberds, Inc. for the year ended December 31, 1998, which expressed an unqualified opinion and includes an explanatory paragraph describing matters that raise substantial doubt about the Company's ability to continue as a going concern.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Dayton, Ohio
March 10, 1999